NEWS RELEASE

April 27, 2021

NCR Announces First Quarter 2021 Results
Significant Profit Margin Expansion and Recurring Revenue up 9%

ATLANTA - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended March 31, 2021. First quarter and other recent highlights include:

•Revenue of $1,544 million, up 3%; Recurring revenue up 9%
•Significant profit margin expansion driven by cost reductions and favorable mix of revenue
•Cash flow from operations of $155 million; Free cash flow of $98 million, up $118 million
•GAAP diluted EPS of $0.19; Non-GAAP diluted EPS of $0.51, up 65%

“Our first quarter results represent a great start to the year with increased momentum in our shift to NCR-as-a-Service,” said Michael Hayford, President and Chief Executive Officer. “Our performance included strong recurring revenue growth, margin expansion and cash flow generation. We are benefiting from the successful execution of our strategy and are a stronger company than we were a year ago. We are confident our strategy will drive accelerated profitable growth and deliver long-term value creation for stockholders. Our financial position is strong, and our proposed transaction with Cardtronics remains on track for a mid-year 2021 close, subject to regulatory and Cardtroncs' shareholder approval.”

In this release, we use certain non-GAAP measures. These non-GAAP measures include "free cash flow," "adjusted EBITDA," and others with the words “non-GAAP" in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading "Non-GAAP Financial Measures" later in this release.

First Quarter 2021 Operating Results

Revenue
First quarter revenue of $1,544 million increased 3% year over year. The following table shows revenue for the first quarter:

$ in millions	Q1 2021	Q1 2020	% Increase (Decrease)
Banking	$756	$763	(1%)
Retail	532	472	13%
Hospitality	179	169	6%
Other	77	99	(22%)
Total Revenue	$1,544	$1,503	3%

Software & Services Revenue	$1,110	$1,110	—%
Software & Services Revenue %	72%	74%

Recurring Revenue	$874	$802	9%
Recurring Revenue %	57%	53%

Banking revenue decreased 1% due to a decline in ATM hardware revenue partially offset by higher software and services revenue.

Retail revenue increased 13% due to growth in self-checkout and point-of-sale revenue, as well as higher services revenue.

Hospitality revenue increased 6% driven primarily by an increase in point-of-sale revenue, as well as higher services revenue.

Gross Margin
First quarter gross margin of $414 million increased from $397 million in the prior year period. Gross margin rate was 26.8%, up from 26.4%. First quarter gross margin (non-GAAP) of $425 million increased from $404 million in the prior year period. Gross margin rate (non-GAAP) was 27.5%, up from 26.9%. The increases in gross margin, both GAAP and non-GAAP, were driven by higher revenues and cost-saving actions taken in 2020, partially offset by the shift to recurring revenue.

Operating Expenses
First quarter operating expenses of $304 million decreased from $320 million in the prior year period. First quarter operating expenses (non-GAAP) of $277 million decreased from $300 million in the prior year period. The decreases in operating expenses, both GAAP and non-GAAP, were driven by cost-saving actions taken in 2020.

Operating Income
First quarter income from operations of $110 million increased from $77 million in the prior year period. First quarter operating income (non-GAAP) of $148 million increased from $104 million in the prior year period. The increases in operating income, both GAAP and non-GAAP, were driven by the impacts to gross margin and operating expenses described above.

Other Expense/Income

First quarter other expense (GAAP) of $62 million increased from $52 million in the prior year period. The increase in other expense (GAAP) was due to increases in acquisition related expenses, partially offset by lower interest income. First quarter other expense (non-GAAP) of $45 million decreased from $52 million. The decrease in other expense (non-GAAP) was due to lower interest expense.

Income Tax Expense/Benefit
First quarter income tax expense of $17 million increased from $1 million in the prior year period. The first quarter effective income tax rate was 35.4%, compared to 4.0% in the prior year period. First quarter income tax expense (non-GAAP) of $29 million increased from $7 million in the prior year period. The first quarter effective income tax rate (non-GAAP) was 28.2%, compared to 13.5% in the prior year period. The increases in income tax expense, both GAAP and non-GAAP, were primarily driven by higher income before taxes and a decrease in discrete tax benefits.

Net Income from Continuing Operations Attributable to NCR
First quarter net income from continuing operations attributable to NCR of $30 million increased from $23 million in the prior year period. The increase was driven by impacts to gross margin and operating expenses partially offset by higher income tax expense, described above.

Adjusted EBITDA
First quarter adjusted EBITDA of $258 million increased from $188 million in the prior year period. Adjusted EBITDA margin rate increased to 16.7%, compared to 12.5% in the prior year period. The increase in adjusted EBITDA was driven by impacts to gross margin and operating expenses, described above.

Cash Flow
First quarter cash provided by operating activities of $155 million increased from cash provided by operating activities of $54 million in the prior year period. First quarter free cash flow was $98 million, compared to free cash outflow of $20 million in the prior year period. The increases in cash provided by operating activities and free cash flow were both driven by higher operating earnings.

Impact from COVID-19

We continue to navigate through the challenging times presented by COVID-19, with a sharp focus on safeguarding our employees and helping our customers. Despite the unprecedented environment, our teams are executing at a high level and we are advancing our strategy.

While it is difficult to project how disruptive and protracted the pandemic will be, we do expect it will negatively impact our business. We expect all of our segment results to be negatively impacted by the COVID-19 pandemic. We expect our hardware revenues to be most impacted while our recurring revenue streams are expected to be more resilient.

The COVID-19 pandemic is complex and rapidly evolving. The ultimate impact on our overall financial condition and operating results will depend on the currently unknowable duration and severity of the pandemic, as well as any additional governmental and public actions taken in response. We continue to evaluate the long-term impact that COVID-19 may have on our business model. There can be no assurance that the measures we have taken or will take will completely offset the negative impact of COVID-19.

2021 First Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. Eastern Time to discuss the first quarter 2021 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com. Additionally, the live call can be accessed by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 7622865.

More information on NCR’s first quarter earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.
About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Ga., with 36,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding NCR’s momentum and acceleration of our NCR-as-a-Service and 80/60/20 strategy, statements regarding our financial position, expectations regarding the closing of the proposed Cardtronics acquisition, expectations regarding growth and long-term value creation for our stockholders, expectations regarding execution of our 80/60/20 strategy and continued growth, statements regarding our plan to continue investing in strategic platforms, statements regarding our plans to mange our business through the COVID-19 pandemic and the health and safety of our employees and helping our customers, the expected impact of the COVID-19 pandemic on our business, segments and revenues, statements regarding our second quarter 2021 financial outlook including revenue, adjusted EBITDA margin and free cash flow, expectations regarding increasing revenue and cash flow linearity, and expectations regarding cost discipline, operating leverage, margin expansion and return on investment opportunities. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: the impact of the coronavirus (COVID-19) pandemic on our business, financial condition and results of operations; domestic and global economic and credit conditions including, in particular, political, consumer, and unemployment conditions, the imposition or threat of protectionist trade policies or import or export tariffs, global and regional market conditions and spending trends, new tax legislation across multiple jurisdictions, modified or new global or regional trade agreements, execution of the United Kingdom’s exit from the European Union, uncertainty over further potential changes in Eurozone participation, fluctuations in oil and commodity prices, and our customer responses to the same; the transformation of our business model to an as-a-service company with focus on, among other items, increased software and services revenue, and recurring revenue; our ability grow software and services and expanding our customer base; our ability to successfully develop and introduce new solutions in the competitive, rapidly changing environment in which we do business; defects, errors, installation difficulties or development delays in our products; disruptions in our data center hosting facilities or cloud based hosting; our ability to compete effectively within the technology industry; reliance on third party suppliers; our multinational operations, including in new and emerging markets; our ability to successfully integrate acquisitions or effectively manage alliance activities, including but not limited to, the Cardtronics acquisition; the consummation of the Cardtronics acquisition, including approval by Cardtronics’ shareholders and regulatory approvals; continuous improvement, customer experience, restructuring and cost reduction initiatives; our ability to retain key employees, or attract quality new and replacement employees; financing and liquidity risks including: our level of indebtedness; the terms of the documents governing our indebtedness including financial and other covenants; the incurrence of substantially more debt, including secured debt, and similar liabilities, which would increase the risks described in our risk factors relating to indebtedness and repurchase obligations; sufficiency of our cash flows including to service our indebtedness; interest rate risk, which could cause our debt service obligations to increase significantly; our ability to raise the funds necessary to finance a required repurchase of our senior unsecured notes or our Series A Convertible Preferred Stock; a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; data protection, cybersecurity and privacy risks; intellectual property risks including protection, development and our ability to manage third party claims regarding patents and other intellectual property rights; legal and regulatory risks including unanticipated changes to our tax rates and additional income tax liabilities; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims, and other matters across various jurisdictions; other risks including the impact of the terms of our Series A Convertible Preferred Stock relating to voting power, share dilution and market price of our common stock, as well as rights, preferences and privileges that are not held by, and are preferential to, the rights of our common stockholders; actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; and potential write-down of the value of certain significant assets. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Expenses (non-GAAP), Operating Income (non-GAAP), Operating Margin Rate (non-GAAP), Other (Expense) (non-GAAP), Income Tax Expense (non-GAAP), Effective Income Tax Rate (non-GAAP), and Net Income from Continuing Operations Attributable to NCR (non-GAAP). NCR’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), operating income (non-GAAP), operating margin rate (non-GAAP), other (expense) (non-GAAP), income tax expense (non-GAAP), effective income tax rate (non-GAAP), and net income from continuing operations attributable to NCR (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, other (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to NCR, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue.

Free Cash Flow. NCR defines free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software plus pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms

Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights.

Reconciliation of Gross Margin (GAAP) to Gross Margin (Non-GAAP)

$ in millions	Q1 2021	Q1 2020
Gross Margin (GAAP)	$414	$397
Transformation and restructuring costs	4	—
Acquisition-related amortization of intangibles	7	7
Gross Margin (Non-GAAP)	$425	$404

Reconciliation of Gross Margin Rate (GAAP) to Gross Margin Rate (Non-GAAP)

	Q1 2021	Q1 2020
Gross Margin Rate (GAAP)	26.8%	26.4%
Transformation and restructuring costs	0.3%	—%
Acquisition-related amortization of intangibles	0.4%	0.5%
Gross Margin Rate (Non-GAAP)	27.5%	26.9%

Reconciliation of Operating Expenses (GAAP) to Operating Expenses (Non-GAAP)

$ in millions	Q1 2021	Q1 2020
Operating Expenses (GAAP)	$304	$320
Transformation and restructuring costs	(4)	(5)
Acquisition-related amortization of intangibles	(13)	(15)
Acquisition-related costs	(10)	—
Operating Expenses (Non-GAAP)	$277	$300

Reconciliation of Income from Operations (GAAP) to Operating Income (Non-GAAP)

$ in millions	Q1 2021	Q1 2020
Income (Loss) from Operations (GAAP)	$110	$77
Transformation and restructuring costs	8	5
Acquisition-related amortization of intangibles	20	22
Acquisition-related costs	10	—
Operating Income (Non-GAAP)	$148	$104

Reconciliation of Other (Expense) (GAAP) to Other (Expense) (Non-GAAP)

$ in millions	Q1 2021	Q1 2020
Other Income (Expense) (GAAP)	$(62)	$(52)
Acquisition-related cost	17	—
Other Income (Expense) (Non-GAAP)	$(45)	$(52)

Reconciliation of Income Tax (Benefit) Expense (GAAP) to Income Tax Expense (Non-GAAP)

$ in millions	Q1 2021	Q1 2020
Income Tax (Benefit) Expense (GAAP)	$17	$1
Transformation and restructuring costs	2	1
Acquisition-related amortization of intangibles	4	5
Acquisition-related costs	6	—
Income Tax Expense (Non-GAAP)	$29	$7

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q1 2021	Q1 2020
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$30	$23
Transformation and restructuring costs	8	5
Acquisition-related amortization of intangibles	20	22
Acquisition-related costs	27	—
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	70	63
Interest expense	45	50
Interest income	(3)	(1)
Income tax expense (benefit)	17	1
Stock-based compensation expense	44	25
Adjusted EBITDA (Non-GAAP)	$258	$188

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q1 2021	Q1 2020
Diluted Earnings Per Share (GAAP) (1)	$0.19	$0.13
Transformation and restructuring costs	0.04	0.03
Acquisition-related amortization of intangibles	0.11	0.12
Acquisition-related costs	0.15	—
Diluted Earnings Per Share (Non-GAAP) (1)	$0.51	$0.31

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	Q1 2021	Q1 2020
Net cash provided by (used in) operating activities	$155	$54
Total capital expenditures	(61)	(79)
Pension contributions	4	5
Free cash flow	$98	$(20)

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended March 31
	Three Months
	2021	2020
Revenue
Product	$482	$474
Service	1,062	1,029
Total Revenue	1,544	1,503
Cost of products	408	391
Cost of services	722	715
Total gross margin	414	397
% of Revenue	26.8%	26.4%
Selling, general and administrative expenses	238	255
Research and development expenses	66	65
Income (loss) from operations	110	77
% of Revenue	7.1%	5.1%
Interest expense	(45)	(50)
Other expense, net	(17)	(2)
Total other expense, net	(62)	(52)
Income (loss) from continuing operations before income taxes	48	25
% of Revenue	3.1%	1.7%
Income tax expense (benefit)	17	1
Income (loss) from continuing operations	31	24
Loss from discontinued operations, net of tax	—	—
Net income (loss)	31	24
Net income (loss) attributable to noncontrolling interests	1	1
Net income (loss) attributable to NCR	$30	$23
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$30	$23
Dividends on convertible preferred stock	(4)	(6)
Income (loss) from continuing operations attributable to NCR common stockholders	26	17
Loss from discontinued operations, net of tax	—	—
Net income (loss) attributable to NCR common stockholders	$26	$17
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$0.20	$0.13
Diluted (1)	$0.19	$0.13
Net income (loss) per common share
Basic	$0.20	$0.13
Diluted (1)	$0.19	$0.13
Weighted average common shares outstanding
Basic	130.0	128.0
Diluted (1)	134.7	130.5

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended March 31
	2021	2020	% Change
Revenue by segment
Banking	$756	$763	(1)%
Retail	532	472	13%
Hospitality	179	169	6%
Other	77	99	(22)%
Total Revenue	$1,544	$1,503	3%
Adjusted EBITDA by segment
Banking	$154	$140
Banking adjusted EBITDA margin %	20.4%	18.3%
Retail	73	37
Retail adjusted EBITDA margin %	13.7%	7.8%
Hospitality	25	7
Hospitality adjusted EBITDA margin %	14.0%	4.1%
Other	10	8
Other adjusted EBITDA margin %	13.0%	8.1%
Total adjusted EBITDA by segment	262	192
Other income (expense)	(3)	(3)
Non-controlling interest in subsidiaries	(1)	(1)
Total adjusted EBITDA	$258	$188
Total adjusted EBITDA margin %	16.7%	12.5%

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$319	$338
Accounts receivable, net of allowances of $39 and $51 as of March 31, 2021 and December 31, 2020, respectively	1,212	1,117
Inventories	634	601
Other current assets	447	422
Total current assets	2,612	2,478
Property, plant and equipment, net	364	373
Goodwill	2,924	2,837
Intangibles, net	565	532
Operating lease assets	396	344
Prepaid pension cost	202	199
Deferred income taxes	946	965
Other assets	693	686
Total assets	$8,702	$8,414
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$52	$8
Accounts payable	707	632
Payroll and benefits liabilities	227	268
Contract liabilities	594	507
Other current liabilities	638	673
Total current liabilities	2,218	2,088
Long-term debt	3,349	3,270
Pension and indemnity plan liabilities	839	851
Postretirement and postemployment benefits liabilities	117	120
Income tax accruals	101	102
Operating lease liabilities	377	325
Other liabilities	328	334
Total liabilities	7,329	7,090
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively; redemption amount and liquidation preference of $276 as of March 31, 2021 and December 31, 2020, respectively	273	273
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 130.6 and 129.1 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	1	1
Paid-in capital	398	368
Retained earnings	976	950
Accumulated other comprehensive loss	(279)	(271)
Total NCR stockholders' equity	1,096	1,048
Noncontrolling interests in subsidiaries	4	3
Total stockholders' equity	1,100	1,051
Total liabilities and stockholders' equity	$8,702	$8,414

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended March 31
	Three Months
	2021	2020 As Revised(1)
Operating activities
Net income (loss)	$31	$24
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	92	87
Stock-based compensation expense	44	25
Deferred income taxes	7	5
Impairment of other assets	—	1
Gain (loss) on disposal of property, plant and equipment	—	(2)
Changes in assets and liabilities:
Receivables	(91)	137
Inventories	(17)	(48)
Current payables and accrued expenses	34	(183)
Contract liabilities	74	108
Employee benefit plans	(10)	(3)
Other assets and liabilities	(9)	(97)
Net cash provided by operating activities	155	54
Investing activities
Expenditures for property, plant and equipment	(10)	(10)
Proceeds from sale of property, plant and equipment	—	7
Additions to capitalized software	(51)	(69)
Business acquisitions, net of cash acquired	(157)	(26)
Purchases of short-term investments	(5)	—
Proceeds from sales of short-term investments	5	—
Net cash used in investing activities	(218)	(98)
Financing activities
Short term borrowings, net	—	3
Payments on term credit facilities	(8)	(2)
Payments on revolving credit facilities	(318)	(573)
Borrowings on revolving credit facilities	448	1,397
Debt issuance costs	(1)	(1)
Cash dividend paid for Series A preferred shares dividends	(4)	(6)
Repurchases of common stock	—	(41)
Proceeds from employee stock plans	8	3
Tax withholding payments on behalf of employees	(22)	(24)
Net change in client funds obligations	—	12
Principal payments for finance lease obligations	(4)	—
Other financing activities	(1)	(3)
Net cash provided by (used in) financing activities	98	765
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	(44)	3
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(6)	(14)
Increase (decrease) in cash, cash equivalents, and restricted cash	(15)	710
Cash, cash equivalents and restricted cash at beginning of period	406	563
Cash, cash equivalents, and restricted cash at end of period	$391	$1,273
(1) Certain amounts have been revised for the three months ended March 31, 2020 to correct for errors related to the business activities of JetPay Corporation, a wholly-owned subsidiary, which were more fully described in our 2020 Form 10-K filing.